SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to sec. 240.14a-12.

Salomon Brothers Inflation Management Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The Shareholder Meeting Is Less Than Two Weeks Away Act Now to Protect Your Investment! Vote FOR the New Management Agreement

November 3, 2005

Dear Salomon Brothers Inflation Management Fund Inc. Shareholder:

THE SPECIAL MEETING OF SHAREHOLDERS OF SALOMON BROTHERS INFLATION MANAGEMENT FUND INC. originally scheduled for October 21, 2005, was postponed, and is NOW SCHEDULED TO BE HELD ON NOVEMBER 15, 2005.

Citigroup Inc. (“Citigroup”) and Legg Mason, Inc. (“Legg Mason”) are nearing the completion of their previously announced transaction under which Citigroup’s asset management businesses will be transferred to Legg Mason. In connection with that transaction, you are being asked to approve a new management agreement with your Fund’s current investment adviser, which will now become part of Legg Mason, one of the most respected money managers in the world, with a strong long-term investment track record across its open- and closed-end funds.

Under the terms of Citigroup’s agreement with Legg Mason, this transaction will take place even if shareholders of your Fund do not approve the new management agreement. The Fund’s current investment management agreement will terminate automatically when the transaction takes place.

If the new management agreement is not approved by Fund shareholders, however, it could be disadvantageous to you and your investment. Why? If you reject the unanimous recommendation of your Fund’s Board of Directors and do not VOTE FOR the new management agreement, or if you choose not to vote at all, your Fund may face considerable uncertainty and its ability to pursue its investment objectives may be disrupted.

Approval of the new management agreement is important to you and the value of your investment in your Fund. Not only have the Directors of your Fund recommended that you VOTE IN FAVOR of the new management agreement, but Institutional Shareholder Services (“ISS”), the nation’s leading independent proxy voting advisory firm, has also RECOMMENDED THAT YOU VOTE FOR THE NEW AGREEMENT. The ISS recommendation underscores the Board’s belief that it is in the interest of shareholders to approve the new management agreement despite other issues that have been raised in connection with this vote.

Time is of the essence.

IMPORTANT INFORMATION FOR SHAREHOLDERS HOLDING THEIR SHARES IN A BROKERAGE ACCOUNT

Your broker can vote your shares held in a brokerage account ONLY if you give instructions to do so. If you give no instructions, your shares cannot be voted on this proposal at the Special Meeting.

Give your broker instructions simply by signing and dating the enclosed WHITE proxy card, and returning it in the enclosed postage-paid envelope or follow the instructions for phone or Internet voting on the enclosed WHITE proxy card. You do not have to contact your broker directly. We urge you to act today, and vote FOR the new management agreement on the enclosed WHITE proxy card.

Vote FOR the new management agreement on the enclosed WHITE proxy card today. If you have already signed a green proxy card distributed by Karpus Management Inc. d/b/a Karpus Investment Management opposing the new management agreement, you can easily change your vote by voting the enclosed WHITE proxy card or by following the instructions for phone or Internet voting on the WHITE proxy card.

We thank you for your continued trust and support. If you need any assistance, or have any questions regarding the Fund’s proposal or how to vote your shares, please call our proxy solicitor, Georgeson Shareholder Communications Inc., at 1-888-293-6728.

Sincerely, R. Jay Gerken Chairman

PLEASE SIGN, DATE AND RETURN YOUR WHITE PROXY CARD AND DO NOT RETURN ANY GREEN PROXY CARD. ONLY YOUR LATEST DATED, SIGNED PROXY CARD WILL BE COUNTED, AND ANY GREEN PROXY CARD YOU SIGN FOR ANY REASON COULD INVALIDATE PREVIOUS WHITE PROXY CARDS SENT BY YOU TO SUPPORT THE FUND.

YOUR VOTE IS IMPORTANT. PLEASE ACT TODAY. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

17 State Street, 10th Floor

New York, NY 10004

(888) 293-6728 (Toll Free)

Banks and Brokerage Firms please call:

(212) 440-9800

WAIT! There’s an easier way to vote your shares of the Fund!

24 Hours a Day — 7 Days a Week

Thank you for your vote!